Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholders of Kidsunlimited Group Limited:

We have audited the accompanying consolidated balance sheet of Kidsunlimited Group Limited and its subsidiaries as of 30 April 2012, and the related consolidated profit and loss account, and consolidated cash flows for the year ended 30 April 2012. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kidsunlimited Group Limited and its subsidiaries at 30 April 2012 and the results of their operations and their cash flows for the year ended 30 April 2012 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in note 26 to these consolidated financial statements.

/s/ PricewaterhouseCoopers LLP United Kingdom

21 June 2013

Consolidated profit and loss account for the year 30 April 2012

	Note	£000s
TURNOVER	2	41,124
Cost of sales		(31,149)

GROSS PROFIT		9,975

Administrative expenses before depreciation, amortisation and exceptional items		(5,021)

Earnings before interest, taxation, depreciation, amortisation and exceptional items		4,954
Administrative expenses – depreciation and amortisation	3	(3,758)
Administrative expenses – exceptional costs	3	(151)

Total administrative expenses		(8,930)

OPERATING PROFIT	3	1,045
Loss on disposal of fixed assets		—

PROFIT ON ORDINARY ACTIVITIES BEFORE FINANCE CHARGES AND TAXATION		1,045
Interest payable and similar charges	6	(4,585)

LOSS FOR THE FINANCIAL YEAR BEFORE TAXATION		(3,540)

Taxation	7	844

LOSS FOR THE FINANCIAL YEAR AFTER TAXATION	17,18	(2,696)

There were no recognized gains or losses for the year other than those included in the profit and loss account and accordingly no separate statement of total recognized gains and losses is presented.

There was no material difference between the reported results and the results calculated on an unmodified historical cost basis.

All activities derive from continuing operations.

The accompanying notes are an integral part of these financial statements.

Consolidated balance sheet as of 30 April 2012

	Note	£000s
FIXED ASSETS
Intangible assets	8	38,876
Tangible assets	9	9,261

		48,137

CURRENT ASSETS
Stocks	10	129
Debtors	11	2,904
Cash at bank and in hand		4,320

		7,353

CREDITORS: amounts falling due within one year	12	(13,632)

NET CURRENT LIABILITIES		(6,279)

TOTAL ASSETS LESS CURRENT LIABILITIES		41,858

CREDITORS: amounts falling due after more than one year
Preference shares	16	(1)
Bank loans	14	(10,097)
Shareholder loans	14	(38,154)

		(48,252)

PROVISIONS FOR LIABILITIES	15	(1,596)

NET LIABILITIES		(7,990)

CAPITAL AND RESERVES
Called up share capital	16	55
Share premium account	17	6,333
Profit and loss account deficit	17	(14,378)

EQUITY SHAREHOLDERS’ DEFICIT	18	(7,990)

The accompanying notes are an integral part of these financial statements.

Consolidated cash flow statement for the year ended April 30, 2012

	Note		£000s
CASH FLOW STATEMENT

Net cash inflow from operating activities	(i	)	6,065
Return on investments and servicing of finance	19		(802)
Taxation			(24)
Capital expenditure and financial investment	19		(3,044)

Cash flow before financing			2,195

Financing	19		(989)

Increase in cash	20		1,206

(i) Reconciliation of operating profit to net cash inflow from operating activities

£000s
Operating profit	1,045
Amortisation of intangible assets	2,446
Depreciation of tangible fixed assets	1,312
Increase in debtors	(983)
Increase in stocks	(21)
Increase in creditors	2,365
Decrease in provisions	(99)

Net cash inflow from operating activities	6,065

The accompanying notes are an integral part of these financial statements.

KIDSUNLIMITED GROUP LIMITED

Notes to the financial statements for the year ended 30 April 2012

1.	Accounting policies

Basis of preparation

These financial statements are prepared on the going concern basis, under the historical cost convention, and in accordance with the Companies Act 2006 and applicable accounting standards in the United Kingdom. The principal accounting policies, which have been applied consistently throughout the year are set out below.

Earnings before interest, taxation, depreciation and amortisation (“EBITDA”) is a measure commonly used in a number of business sectors that are similar to that in which Kidsunlimited operates. Consequently the statutory format of the profit and loss account has been varied, in accordance with the provisions of the Companies Act 2006, as the Directors consider that presenting EBITDA enhances the understanding of the Group’s operating results.

Basis of consolidation

The consolidated financial statements comprise the audited financial statements of the company and its subsidiary (together as “Group”) undertakings made up to 30 April 2012. Information regarding the consolidated subsidiaries is as follows:

Subsidiary undertaking	Country of incorporation	Principal activity	Class	%

Kids of Wilmslow Limited	England	Intermediate holding company	Equity	100%
Kidsunlimited Limited	England	Nursery care and education	Equity	100%
Nursery Education for Employment Development Limited	England	Nursery care and education	Equity	100%
Tadpoles Nurseries Limited	England	Nursery care and education	Equity	100%
Kids (Warrington & Luton) Limited	England	Nursery care and education	Equity	100%
Kids Properties Limited	England	Dormant	Equity	100%
Clairmont House Limited	England	Dormant	Equity	100%
Kids Nominees Limited	England	Dormant	Equity	100%
Kids Corporate Trustees Limited	England	Trustee	Equity	100%

Notes to the financial statements for the year ended 30 April 2012 (continued)

1.	Accounting policies (continued)

Intangible fixed assets

Intangible fixed assets are stated at cost or valuation less amortisation. Amortisation is provided at rates calculated to write off the cost or valuation of intangible fixed assets less their estimated residual value, over their expected useful lives on the following basis:

Goodwill	20 years

Tangible fixed assets

Tangible fixed assets are stated at cost or valuation less depreciation. Depreciation is provided at rates as applied in the financial statements of subsidiary undertakings, calculated to write off the cost or valuation of fixed assets, less their estimated residual value, over their expected useful lives on the following basis:

Leasehold land and buildings	Over the life of the lease
Fixtures, fittings, tools and equipment	10% - 33% straight line

Freehold land is not depreciated.

Capital instruments

Capital instruments are accounted for in accordance with FRS 4. Finance costs are allocated to the profit and loss account over the term of the debt at a constant rate of return. Loan balances are stated at net proceeds and issue costs are charged to the profit and loss account over the term of the loan at a constant rate of return.

Notes to the financial statements for the year ended 30 April 2012 (continued)

1.	Accounting policies (continued)

Operating leases

Operating lease rentals are charged to the profit and loss account on a straight line basis over the lease term.

Stocks

Stocks are stated at the lower of cost and net realisable value.

Taxation

Current taxation is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in years different from those in which they are included in the financial statements.

Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax assets and liabilities are not discounted.

Provisions

Provisions are recognised when the company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provision is not made for future operating losses.

Pension costs

The company operates a defined contribution pension scheme and the pension charge in the profit and loss account represents the amounts payable by the company to the fund in respect of the year.

Notes to the financial statements for the year ended 30 April 2012 (continued)

2.	Turnover

Turnover is attributable to one class of business, the provision of childcare. Turnover comprises the invoiced value of services supplied by the Group, net of value added tax where applicable, and trade discounts. Turnover is recognised upon provision of the service. All turnover arose within the United Kingdom.

3.	Operating profit

2012 £000s
Operating profit is stated after charging:
Amortisation of intangible assets	2,446
Depreciation of tangible fixed assets	1,312
Fees payable to company’s auditors for the audit of parent company and consolidated accounts	12

Fees payable to the company’s auditor for other services:
- the audit of company’s subsidiaries pursuant to legislation	16
- tax services	20

Exceptional items	151

Operating lease rentals:
- Plant and machinery	68
- Nursery premises	5,360

Exceptional items relate to the restructure of the senior management team. The cash flows associated with these exceptional items are incorporated within operating profit as disclosed in note (i) to the cash flow statement.

Notes to the financial statements for the year ended 30 April 2012 (continued)

4.	Information regarding directors and employees

2012 £000s

Directors’ emoluments	487
Compensation for loss of office	145

632

2012 £000s
The highest paid director received emoluments and benefits as follows:
Emoluments and benefits under long term incentive schemes	226
Compensation for loss of office	—

226

Notes to the financial statements for the year 30 April 2012 (continued)

5.	Staff costs

2012 £000s
Staff costs, including directors’ emoluments, were as follows
Wages and salaries	22,146
Social security costs	1,009
Pension costs (note 25)	61

23,216

The Group’s average monthly number of employees, including directors, during the year was:

2012 No
Administration	78
Nursery staff	2,003

2,081

6.	Interest payable and similar charges

2012 £000s
Bank loans and overdrafts	(802)
Other loans	(3,609)
Amortisation of issue costs (note 20)	(174)

(4,585)

7.	Taxation

The Group recorded a tax benefit of 844k for the year ended 30 April 2012, which represented the recognition of a deferred tax asset. There was no current tax for the year ended 30 April 2012.

Notes to the financial statements for the year ended 30 April 2012 (continued)

7.	Taxation (continued)

Factors affecting current tax charge for the year:

The difference between the current portion of the taxes and the amount calculated by applying the standard rate of UK corporation tax to the loss before tax is as follows:

2012 £000s
Loss for the financial year before tax	(3,540)

Loss for the financial year before tax multiplied by standard rate of tax in the UK of 25.8%	(914)
Effects of:
Expenses not deductible for tax purposes	956
Accelerated capital allowances	(134)
Other timing differences	92

—

The Group has unrecognised deferred tax assets of £1.0m represented by losses carried forward of £0.8m, accelerated capital allowances of £0.1m and short term timing differences of £0.1m. These have not been recognised as, currently, the directors do not anticipate the company making sufficient taxable profits against which to offset the assets. This position will be revisited on an annual basis going forward.

The Group has recognised deferred tax assets, which represent accelerated capital allowances, as follows:

2012 £000s
Brought forward	—

Profit and loss account	844

Carried forward	844

Factors that may affect future tax charges:

In addition to the changes in rates of Corporation tax disclosed above a number of further changes to the UK Corporation tax system were announced in the March 2012 UK Budget Statement. Legislation to reduce the main rate of corporation tax from 24% to 23% from 1 April 2013 was included in the Finance Act 2012. Further reductions to the main rate were announced

Notes to the financial statements for the year ended 30 April 2012 (continued)

7.	Taxation (continued)

in the March 2013 UK Budget Statement, reducing the rate to 21% from 1 April 2014 and 20% from 1 April 2015. These changes had not been substantively enacted at the balance sheet date and, therefore, are not included in these financial statements.

The effect of the changes enacted in the Finance Act 2012 would be to reduce the deferred tax asset provided at the balance sheet date by £35k. This decrease in the deferred tax asset is due to the reduction in the corporation tax rate from 24% to 23% with effect from 1 April 2013.

The proposed further reductions to the main rate of corporation tax are both expected to be enacted as part of Finance Act 2013. The overall effect of these further changes, if applied to the deferred tax balance at the balance sheet date, would be to further reduce the deferred tax asset by an additional £106k.

8.	Intangible fixed assets

Goodwill
£000s
Cost
At 1 May 2011 and 30 April 2012	48,661

Amortisation
At 1 May 2011	7,339
Charge for the year	2,446

At 30 April 2012	9,785

Net book value
At 30 April 2012	38,876

Notes to the financial statements for the year ended 30 April 2012 (continued)

9.	Tangible fixed assets

	Leasehold land and buildings £000s	Fixtures, fittings, tools and equipment £000s	Assets under construction £000s	Total £000s
Cost
At 1 May 2011	4,206	9,765	498	14,469
Additions	305	892	1,847	3,044
Assets brought into use	—	1,708	(1,708)	—

At 30 April 2012	4,511	12,365	637	17,513

Accumulated depreciation
At 1 May 2011	1,633	5,307	—	6,940
Charge for the year	243	1,069	—	1,312

At 30 April 2012	1,876	6,376	—	8,252

Net book value
At 30 April 2012	2,635	5,989	637	9,261

10.	Stocks

Stocks are comprised of finished goods in the amount of £129k at 30 April 2012.

11.	Debtors

2012 £000s
Due within one year
Trade debtors	850
Other debtors	187
Prepayments and accrued income	1,023
Deferred tax asset	261

2,321

Due after one year
Deferred tax asset	583

583

2,904

Notes to the financial statements for the year ended 30 April 2012 (continued)

12.	Creditors: amounts falling due within one year

2012 £000s

Bank overdrafts (note 13)	—
Trade creditors	1,199
Other taxes and social security	776
Other creditors	3,083
Accruals and deferred income	7,901
Corporation tax	106
Bank loans (note 14)	659
Shareholder loans (note 14)	(92)

13,632

13.	Borrowings

Borrowings fall due for repayment as follows:

2012 £000s

Bank overdrafts	—
Bank loans (note 14)	11,136
Unamortised bank loan issue costs	(380)
Unsecured loan notes	38,534
Unamortised loan note issue costs	(472)

48,818

Due within one year	735
Due after one year	48,935
Unamortised issue costs (£168k within one year)	(852)

48,818

Of the total borrowings, £nil fall due after more than five years (gross of issue costs).

Notes to the financial statements for the year ended 30 April 2012 (continued)

14.	Loans

Bank loans

Bank loans fall due for repayment as follows:

2012 £000’s

Within one year	735
After one year	10,401

11,136
Issue costs (£76k within one year)	(380)

10,756

Of the total bank loans, £nil are repayable after more than five years (gross of issue costs).

As part of the acquisition of Kidsunlimited Limited in 2008 the Group entered into a facility agreement for the following Sterling term loans, of which £17m was drawn down on completion and detailed in the table below. The facility was amended in May 2011 at a cost of £186k.

Term loan	Maturity	Repayments	Interest rate (+ LIBOR)	Drawn at completion	At 30 April 2012

Term loan facility A: £8m	30 April 2015	Over term of loan	3.25%	£8m	£2.2m

Term loan facility B: £4.5m	30 April 2016	On maturity	3.75%	£4.5m	£4.5m

Term loan facility C: £4.5m	30 April 2017	On maturity	4.5%	£4.5m	£4.1m

Capital expenditure facility: £1.35m	30 April 2015	-	3.25%	Undrawn	£0.3m

Revolving facility: £1m	No later than 30 April 2015	-	3.25%	Undrawn	Undrawn

The facilities are subject to a cross guarantee to which all Group companies are party but are otherwise unsecured.

Notes to the financial statements for the year ended April 30, 2012 (continued)

14.	Loans (continued)

As at 30 April 2012, the Group held an interest rate swap with a notional principal of £8m to fix the three month LIBOR rate on the term loan facilities at a rate of 4.86% above 3 month LIBOR. The maturity date of the swap is April 2014.

The Group bank loans are stated net of unamortised issue costs of £0.4m. The Group incurred total issue costs of £0.5m in respect of the facilities entered into in April 2008 as part of the acquisition of Kidsunlimited Limited and an additional £0.2m in relation to the amendment in May 2011. These costs together with the interest expense are allocated to the profit and loss account over the terms of the facilities. Interest is calculated using the effective interest method.

Shareholder loans

Shareholder loans fall due for repayment as follows:

2012 £000s

Between one and five years	38,534

38,534

Issue costs (£92k within one year)	(472)

38,062

As part of the acquisition of Kidsunlimited Limited shareholder loan notes were issued as follows:

i)	£24,412,021 fixed rate unsecured loan notes repayable in 2017.

ii)	£1,400,000 fixed rate unsecured loan notes repayable in 2017.

iii)	£1,236,921 floating rate guaranteed loan notes.

The loan notes rank pari passu with any unsecured debt obligations of the Group.

Interest on the fixed rate loan notes is due at 10% of the principal and was rolled up and compounded through the year ended 30 April 2012.

The Group loan notes are stated net of unamortised issue costs of £0.5m. The Group incurred total issue costs of £0.6m in respect of the loan notes issued in April 2008 as part of the acquisition of Kidsunlimited Limited. These costs together with the interest expense are allocated to the profit and loss account over the terms of the facilities. Interest is calculated using the effective interest method.

Notes to the financial statements for the year ended 30 April 2012 (continued)

15.	Provisions for liabilities

Provisions are as follows:

Onerous Lease Provision £000s

At 1 May 2011	1,695
Utilised in the year	(99)

At 30 April 2012	1,596

The onerous lease provision is in relation to rental and other unavoidable costs on two onerous operating leases.

16.	Share capital

	2012 No.	2012 £000s
Allotted, called up and fully-paid

A Ordinary shares of £1 each	18,562	18
B Ordinary shares of £1 each	3,938	4
C Ordinary shares of £1 each	17,500	18
D Ordinary shares of £1 each	8,250	8
B Preference shares of 0.1p each	6,508,000	7

Equity shares		55

A Preference shares of £1,000 each	1	1

Non-equity shares	1	1

The A, B, C and D Ordinary shares have no rights to a dividend, one vote per share and share equally in any realisation on sale of the company.

The A Preference share-holders are entitled to a participating dividend from the financial year ended 30 April 2013 onwards based on a set percentage of pre-tax profits.

The A and B Preference Ordinary share-holders are entitled to a Preferred Share Return on a sale of the company. The A and B Preferred Ordinary shares rank behind the senior debt and loan notes but ahead of the A, B, C and D Ordinary shares.

All shares are non-redeemable.

Notes to the financial statements for the year ended 30 April 2012 (continued)

17.	Reserves

£000s
Share premium account
At 1 May 2011 and 30 April 2012	6,333

Group
Profit and loss account deficit	£000s
At 1 May 2011	(11,682)
Loss for financial year	(2,696)

At 30 April 2012	(14,378)

18.	Reconciliation of movements in consolidated shareholders’ deficit

2012 £000s

Loss for financial year	(2,696)

Net increase in shareholders’ deficit	(2,696)
Opening equity shareholders’ deficit	(5,294)

Closing equity shareholders’ deficit	(7,990)

Notes to the financial statements for the year ended 30 April 2012 (continued)

19.	Gross cash flows

2012 £000s
Returns on investments and servicing of finance
Interest paid	(802)

(802)

Capital expenditure and financial investment
Payments to acquire tangible fixed assets and assets in the course of construction	(3,044)

(3,044)

Financing
Amendment to Loan Facility	(255)
Loans repaid	(734)

(989)

20.	Analysis of changes in net debt

	1 May 2011 £000s	Cash flows £000s	Other changes £000s	30 April 2012 £000s
Cash at bank and in hand	3,114	1,206	—	4,320

Total cash and cash equivalents	3,114	1,206	—	4,320

Debt due within one year	(678)	734	(791)	(735)
Debt due after one year	(46,117)	—	(2,818)	(48,935)

	(46,795)	734	(3,609)	(49,670)
Issue costs of debt	771	255	(174)	852

Net debt	(42,910)	2,195	(3,783)	(44,498)

Other changes to debt noted above relate to £3,609k of interest accrued on the loan notes (note 13). In addition, £174k of issue costs have been amortised to the profit and loss account.

Notes to the financial statements for the year ended 30 April 2012 (continued)

21.	Commitments

At 30 April 2012 the Group had annual commitments under operating leases as follows:

	Land and buildings £000s	Other £000s
Expiry date
Between one and five years	627	68
After more than five years	4,733	—

	5,360	68

22.	Contingent liabilities

Terms and conditions attending to the development of certain sites are the subject of continuous negotiations. The directors consider that all the obligations have been disclosed as capital commitments or fully provided for in the financial statements.

23.	Ultimate parent company and controlling party

Kidsunlimited Group Limited is the ultimate parent company of the Group and is incorporated in the United Kingdom. The directors of the company control the company as a result of the controlling 53% of the votes associated with the ordinary share capital of the company.

24.	Transactions with related parties

The Group has taken advantage of the disclosure exemptions available under the provision of Financial Reporting Standard 8 in respect of transactions with Group companies.

25.	Pension costs

The Group operates a defined contribution pension scheme, the assets of which are held separately from those of the company in an independently administered fund. The pension costs for the year are included within administrative expenses in the profit and loss account and totalled £61k with £9k outstanding at the year end.

Notes to the financial statements for the year ended 30 April 2012 (continued)

26.	Summary of Significant Differences Between Accounting Principles Generally Accepted in the United Kingdom and Accounting Principles Generally Accepted in the United States

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP). Such principles differ in certain respects from generally accepted accounting principles in the United States (US GAAP). A summary of principal differences applicable to the Group is set out below:

Interest Rate Swap Agreements

Under UK GAAP, the fair value of interest rate swap derivatives is not required to be recorded in the balance sheet or statement of profit and loss account whereas under US GAAP such amounts are recorded on the balance sheet and in instances such as swaps that the Company has outstanding, the change in the fair value of the interest rate swap is recorded in the statement of profit and loss account.

Identifiable Intangible Assets

Under UK GAAP, identifiable intangible assets are not required to be identified and recorded on a Company’s balance sheet in connection with a business combination. Additionally, goodwill is amortized over an estimated period of a time on a straight line basis. Under US GAAP, identifiable intangible assets are required to be identified and determined to be indefinite-lived or definite-lived subject to amortization of an estimated useful life using a systematic and rational method to match the pattern of use of the asset. Goodwill is not amortized, but instead tested for impairment. Identifiable intangible assets are also required to be tested for impairment.

27.	Subsequent Event

On 10 April 2013, Bright Horizons Family Solutions Inc. entered into a share purchase agreement with Lloyds Development Capital (Holdings) Limited and Kidsunlimited Group Limited pursuant to which it acquired Kidsunlimited Group Limited for an aggregate cash purchase price of £45.0 million, subject to certain adjustments.